UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2022

Kinetik Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Post Oak Blvd., Suite 300

Houston, Texas 77056

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (713) 621-7330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 Per Share	KNTK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 19, 2022, Kinetik Holdings Inc. (the “Company”) issued a press release announcing that its Board of Directors had approved and declared a two-for-one stock split with respect to its Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and its Class C Common Stock, par value $0.0001 per share (the “Class C Common Stock” and together with the Class A Common Stock, the “Common Stock”), in the form of a stock dividend (the “Stock Split”). The Stock Split will be accomplished by distributing one additional share of Class A Common Stock for each share of Class A Common Stock outstanding and one additional share of Class C Common Stock for each share of Class C Common Stock outstanding. The additional shares of Common Stock will be issued on Wednesday, June 8, 2022 to holders of record at the close of business on Tuesday, May 31, 2022. A copy of the press release announcing the stock dividend is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

99.1	Press Release of Kinetik Holdings Inc., dated May 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINETIK HOLDINGS INC.

By:	/s/ Todd Carpenter
Todd Carpenter
General Counsel, Secretary and Chief Compliance Officer

Dated: May 19, 2022

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